EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Finishing Touches Home Goods Inc. (the "Company") on Form 10-Q for the period ended January 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Hunter, the Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)    the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 22, 2013	By:	/s/ Mark Hunter
Mark Hunter
Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)